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                                                                  Exhibit 23.12


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of FirstMerit Corporation (Post Effective Amendment No. 2 to Registration Statement No. 333-63797 on Form S-4) of our report dated April 22, 1998, appearing in Appendix C to Part 1 (Prospectus and Proxy Statement) of Registration Statement No. 333-57439 on Form S-4 of FirstMerit Corporation filed on June 22, 1998, and to the reference to us under the heading "Experts" in such Prospectus and Proxy Statement.


/s/ Deloitte & Touche LLP


February 10, 1999
Cleveland, Ohio